                                  EXHIBIT 23.1
                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Pharmacopeia, Inc. 2000 Stock Option Plan of our report dated January 28, 2000, except for Note 9 as to which the date is March 8, 2000, with respect to the consolidated financial statements and schedule of Pharmacopeia, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.




/s/ ERNST & YOUNG LLP

February 1, 2001
San Diego, California